EXHIBIT 99.1
PHH CORPORATION ANNOUNCES PROPOSED OFFERING OF CONVERTIBLE SENIOR NOTES
Mt. Laurel, NJ — September 23, 2009 — PHH Corporation (NYSE:PHH) (“PHH” or the “Company”) today announced its intention to offer $200 million aggregate principal amount of convertible senior notes due 2014 (the “notes”), subject to market and other conditions. PHH also expects to grant the initial purchasers a 25-day over-allotment option to purchase up to an additional $30 million aggregate principal amount of notes. The notes will be convertible, under certain circumstances, into cash and, if applicable, shares of PHH’s common stock based on a conversion rate to be determined. The interest rate, conversion price and other terms of the notes will be determined at the time of pricing of the offering. The notes will be the Company’s senior unsecured obligations and will rank equally with all of its existing and future senior unsecured debt and senior to all of its existing and future subordinated debt.
PHH intends to use a portion of the net proceeds of the offering to pay PHH’s cost of the convertible note hedge transactions described below, taking into account the proceeds to PHH of the warrant transactions described below, and to use the balance of the net proceeds of the offering to reduce a portion of the amounts outstanding under PHH’s Amended and Restated Competitive Advance and Revolving Credit Agreement due 2011. This offering is part of PHH’s overall financing strategy to diversify PHH’s funding sources. Additionally, the offering would extend and diversify a portion of PHH’s debt maturities which PHH believes improves its overall liquidity.
In connection with the offering, PHH intends to enter into one or more convertible note hedge transactions with one or more counterparties, which may include one or more of the initial purchasers or their respective affiliates and which are expected to generally reduce the potential dilution upon future conversion of the notes. PHH also intends to enter into one or more warrant transactions with such counterparties. These transactions could have a dilutive effect on the Company’s earnings per share to the extent that the price of its common stock exceeds the strike price of the warrants. If the initial purchasers exercise their over-allotment option, PHH may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes and the sale of the additional warrants to increase the size of the convertible note hedge transactions. PHH has been advised that, in connection with establishing their initial hedge of the convertible note hedge and warrant transactions previously referenced, the counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to PHH’s common stock concurrently with, or shortly after, the pricing of the notes. The various derivative transactions could increase (or reduce the size of any decrease in) the price of PHH’s common stock concurrently with or following the pricing of the notes or the exercise of the over-allotment option by the initial purchasers to purchase additional notes.
The notes, convertible note hedge, warrants and the shares of common stock underlying such securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and will be offered only to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage Corporation, is one of the top four retail originators of residential mortgages in the United States for the first six months of 20091, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada.

[1]	Inside Mortgage Finance, Copyright 2009
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the following: (i) the Company’s intention to offer $200 million aggregate principal amount of the notes, subject to market and other conditions; (ii) the Company’s expectations regarding granting the initial purchasers a 25-day over-allotment option to purchase up to an additional $30 million aggregate principal amount of notes; (iii) the Company’s intention regarding the use of the net proceeds of the offering; (iv) the Company’s intention to enter into one or more convertible note hedge and warrant transactions and the intention of the counterparties and/or their respective affiliates to such convertible note hedge and warrant transactions to enter into various derivative transactions; and (v) the Company’s expectations regarding the effect on the price of its common stock from the convertible note hedge and warrant transactions and various derivative transactions. These statements are subject to known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act and those risk factors included as “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 in connection with any forward-looking statements that may be made by it and its businesses generally. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
Contact Information:
Nancy R. Kyle
856-917-4268

2